EXHIBIT 32.1 and 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Intellect Neurosciences, Inc. (the "Company") on Form 10-K for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Elliot M. Maza, President and Chief Executive Officer as well as Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 14, 2014	By:	/s/ Elliot M. Maza
Elliot M. Maza
Chief Executive Officer and
Chief Financial Officer